Exhibit 99.1
ENDO REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Second quarter 2016 reported revenues of $921 million and diluted GAAP earnings per share (EPS) from continuing operations of $1.75

•	Second quarter 2016 adjusted diluted EPS of $0.86

•	Company affirms full year 2016 revenue and adjusted diluted EPS financial guidance

•	Company expands management capabilities, appointing Joseph J. Ciaffoni to President, U.S. Branded Pharmaceuticals
DUBLIN, August 8, 2016 -- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported second quarter 2016 financial results, including:

•	Revenues of $921 million including the addition of sales from its 2015 acquisition of Par Pharmaceutical, a 25 percent increase compared to second quarter 2015 revenues of $735 million.

•	Reported net income from continuing operations of $390 million compared to second quarter 2015 reported net loss from continuing operations of $(91) million.

•	Reported diluted EPS from continuing operations of $1.75 compared to second quarter 2015 reported diluted loss per share from continuing operations of $(0.49).

•	Adjusted net income from continuing operations of $192 million, a 6 percent decrease compared to second quarter 2015 adjusted net income from continuing operations of $204 million.[1]

•	Adjusted diluted EPS from continuing operations of $0.86 compared to second quarter 2015 adjusted diluted EPS from continuing operations of $1.08.[1]
“During the second quarter 2016, Endo remained focused on operational execution. We have delivered results across all of our businesses that are on-track or ahead of Company expectations for the quarter and today we are affirming our full year 2016 revenue and adjusted diluted EPS financial guidance while increasing investment in Branded and Generics R&D as well as BELBUCA™ and XIAFLEX® promotion,” said Rajiv De Silva, President and CEO of Endo. “We also continue to build our internal team and are pleased to announce the appointment of Joseph J. Ciaffoni to President, U.S. Branded Pharmaceuticals. We look forward to continuing to execute on our corporate objectives and delivering products that improve patients’ lives while creating value for our shareholders.”

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015		Change	2016	2015		Change
Total Revenues	$920,887	$735,166		25%	$1,884,426	$1,449,294		30%
Reported Income (Loss) from Continuing Operations	$389,812	$(90,894)		NM	$301,049	$59,598		405%
Reported Diluted Weighted Average Shares	222,863	185,328		20%	223,021	182,822		22%
Reported Diluted Income (Loss) per Share from Continuing Operations	$1.75	$(0.49)		NM	$1.35	$0.33		309%
Adjusted Income from Continuing Operations	$192,341	$204,335	[1]	(6)%	$433,072	$411,695	[1]	5%
Adjusted Diluted Weighted Average Shares	222,863	188,819		18%	223,021	182,822		22%
Adjusted Diluted EPS from Continuing Operations	$0.86	$1.08	[1]	(20)%	$1.94	$2.25	[1]	(14)%
(1) Refer to footnote 12 and 14 in the Reconciliation of GAAP and Non-GAAP Financial Measures tables for three and six months ended June 30, 2015, respectively, for further discussion.
CONSOLIDATED RESULTS
Total revenues increased by 25 percent to $921 million in second quarter 2016 compared to the same period in 2015, primarily attributable to revenues related to the September 2015 Par acquisition. GAAP net income from continuing operations in second quarter 2016 increased to $390 million compared to a GAAP net loss from continuing operations of $(91) million during the same period in 2015, primarily attributable to a legal entity reorganization that resulted in the recognition of discrete net tax benefits of $448 million during the second quarter 2016. GAAP net income per share from continuing operations for the three months ended June 30, 2016 was $1.75, compared to a GAAP net loss from continuing operations of $(0.49) in second quarter 2015.
Adjusted net income from continuing operations for second quarter 2016 decreased by 6 percent to $192 million compared second quarter 2015, driven primarily by an increase in interest expense, partially offset by higher operating margin. Adjusted net income per share from continuing operations for the three months ended June 30, 2016 decreased 20 percent to $0.86 compared to second quarter 2015. This decrease was mainly due to a decrease in adjusted net income from continuing operations resulting from the items listed above in this paragraph and an increase in the number of diluted weighted average shares outstanding.

U.S. BRANDED PHARMACEUTICALS
During second quarter 2016, the U.S. Branded Pharmaceuticals business unit continued to focus on the launch of the first and only buprenorphine buccal film approved by the U.S. Food and Drug Administration (FDA), BELBUCA™, while also supporting demand growth for XIAFLEX® in both the Dupuytren’s contracture and Peyronie’s disease indications.
Second quarter 2016 U.S. Branded Pharmaceuticals results include:

•	Revenues of $288 million, a 9 percent decrease compared to second quarter 2015; this decrease was primarily attributable to a generic entrant for Voltaren® Gel in March 2016.

•
Net sales of XIAFLEX® increased 6 percent compared to second quarter 2015; this increase reflects continued double-digit demand growth for the product, partially offset by customer de-stocking in the quarter.

•
Net sales of Voltaren® Gel decreased 46 percent compared to second quarter 2015; this decrease was attributable to a decrease in both volume and price as a result of the entrance of a generic competitor in March 2016.

U.S. GENERIC PHARMACEUTICALS
During second quarter 2016, the U.S. Generic Pharmaceuticals business unit substantially completed the Par integration, implemented the initial phase of the supply chain restructuring and product rationalization activities announced in May 2016, and continued to execute on its sales and marketing, research and development (R&D), and manufacturing plans for the year.
Second quarter 2016 U.S. Generic Pharmaceuticals results include:

•	Revenues of $565 million, a 67 percent increase compared to second quarter 2015; this increase was primarily attributable to growth from the addition of sales by Par.

•	Secured a patent (expiration January 2035) for Vasostrict®, the only vasopressin injection currently approved by the FDA.

•
As expected and previously communicated by the Company, the Generics Base business revenues declined approximately 5 percent sequentially compared to the first quarter 2016, due to consortium pricing pressures and additional competitive entrants.

INTERNATIONAL PHARMACEUTICALS
During second quarter 2016, the International Pharmaceuticals business unit focused on expanding margins for its emerging markets businesses, while in-licensing new products and managing the expected loss of exclusivity for certain products at Paladin.
Second quarter 2016 International Pharmaceuticals results include:

•	Revenues of $67 million, a 17 percent decrease compared to second quarter 2015.

•
Paladin revenues of $26 million, a 14 percent decrease compared to second quarter 2015, due primarily to the previously expected loss of exclusivity for two products. During second quarter 2016, Paladin filed a submission for BELBUCA™ with Health Canada, acquired the Canadian rights to XIAFLEX® and launched Metadol D 1L.

•
Emerging market revenues from Litha and Somar of $37 million, a 23 percent decrease compared to second quarter 2015, driven primarily by a decrease in Litha revenues as it manages its recent divestiture of non-core assets and integrates its new portfolio of products and pipeline programs acquired from Aspen.

2016 Financial Guidance
For the full twelve months ended December 31, 2016, at current exchange rates, Endo is affirming its full year revenue and adjusted diluted EPS financial guidance issued in May 2016. The Company estimates:

•	Total revenues to be between $3.87 billion and $4.03 billion;

•	Diluted GAAP EPS from continuing operations is now expected to be between $1.86 and $2.16; and

•	Adjusted diluted EPS from continuing operations to be between $4.50 and $4.80.
The Company’s 2016 financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 59 percent to 60 percent;

•	Adjusted operating expenses as a percentage of revenues to be approximately 21.5 percent to 22 percent;

•	Adjusted interest expense of approximately $455 million;

•	Adjusted effective tax rate of approximately zero to 2 percent; and

•	Adjusted diluted EPS from continuing operations assumes full year adjusted diluted shares outstanding of approximately 223 million shares.

Balance Sheet, Liquidity and Other Updates
As of June 30, 2016, the Company had $667.8 million in unrestricted cash; net debt of approximately $7.6 billion and a net debt to pro forma adjusted EBITDA ratio of 4.6.
Second quarter 2016 reported cash provided by operating activities was $604.5 million, primarily attributable to the Company's receipt of a $707 million federal income tax refund during the quarter, partially offset by the timing of mesh-related payments, payments related to restructuring and other working capital increases.
During second quarter 2016, the Company recorded pre-tax, non-cash impairment charges of $40.0 million related to certain market and regulatory conditions impacting the commercial potential of certain definite-lived intangible assets in the Company's U.S. Generic Pharmaceuticals segment.
As part of the continued integration of the legacy Qualitest and Par businesses, Endo initiated a legal entity reorganization that moved the Generics business to a new U.S. holding company structure that is separate from the legacy Branded business structure. The reorganization provides operating flexibility and benefits and reduces the potential impact related to any future limits that could apply to the use of tax attributes by utilizing most of the Company’s attributes to offset the gain that was created in the intercompany sale. This reorganization resulted in stepped-up tax basis of the U.S. Generics business assets to their fair value.
The reorganization also gave rise to a discrete net GAAP tax benefit of $448 million in the second quarter 2016 arising from outside basis differences. This benefit has been excluded from our adjusted effective tax rate, in accordance with our policy.
On an adjusted basis, the elimination of tax benefits from acquired attributes is offset by an improved mix of jurisdictional adjusted pre-tax income resulting primarily from the reorganization.
As a result of the SEC’s recently issued Compliance and Disclosure Interpretations on Non-GAAP measures issued in May 2016, Endo is no longer excluding the non-cash deferred tax expense associated with acquired attributes in our adjusted effective tax rate.  This change has no impact on Endo’s historic or forward looking GAAP tax or cash tax profile. Additionally, as Endo has utilized almost all of its acquired attributes through the legal entity reorganization, Endo’s change in policy is also not expected to have a material impact on our 2016 and forward looking adjusted tax rate.

Management Team Updates
In a separate press release issued today, Endo announced the appointment of Joseph J. Ciaffoni to the position of President, U.S. Branded Pharmaceuticals, effective August 15, 2016. Mr. Ciaffoni most recently served as Senior Vice President, Global Specialty Medicines at Biogen and brings to Endo extensive experience building commercial businesses, leading multi-function organizations and achieving successful results across the primary care, specialty and rare disease markets.
Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this press release today at 4:30 p.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 45050862. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 8, 2016 at 7:30 p.m. ET until 7:30 p.m. ET on August 22, 2016 by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International) and entering the passcode 45050862.
A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 7:30 p.m. ET on August 22, 2016. The replay can be accessed by clicking on "Upcoming Events" in the Investor Relations section of the Endo website.

The following table presents Endo's unaudited Net Revenues for the three and six months ended June 30, 2016 and 2015:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2016	2015		2016	2015
U.S. Branded Pharmaceuticals:
Pain Management:
LIDODERM®	$27,039	$30,186	(10)%	$46,751	$55,346	(16)%
OPANA® ER	38,554	43,097	(11)%	83,224	89,956	(7)%
PERCOCET®	35,708	32,444	10%	69,301	68,743	1%
Voltaren® Gel	27,290	51,006	(46)%	63,037	96,477	(35)%
	$128,591	$156,733	(18)%	$262,313	$310,522	(16)%
Specialty Pharmaceuticals:
SUPPRELIN® LA	$21,211	$17,796	19%	$38,463	$34,078	13%
XIAFLEX®	42,419	39,952	6%	86,464	67,918	27%
	$63,630	$57,748	10%	$124,927	$101,996	22%
Branded Other Revenues (1)	96,121	101,432	(5)%	209,915	187,902	12%
Total U.S. Branded Pharmaceuticals (2)	$288,342	$315,913	(9)%	$597,155	$600,420	(1)%
U.S. Generic Pharmaceuticals:
U.S. Generics Base	$331,095	$214,241	55%	$678,524	$458,511	48%
Sterile Injectables	126,245	—	NM	249,934	—	NM
New Launches and Alternative Dosages	108,018	124,085	(13)%	220,290	236,777	(7)%
Total U.S. Generic Pharmaceuticals	$565,358	$338,326	67%	$1,148,748	$695,288	65%
Total International Pharmaceuticals	$67,187	$80,927	(17)%	$138,523	$153,586	(10)%
Total Revenues	$920,887	$735,166	25%	$1,884,426	$1,449,294	30%
__________

(1)
Products included within Branded Other Revenues in the table above include, but are not limited to, TESTOPEL®, Testim®, Fortesta® Gel, including authorized generic, BELBUCATM, Sumavel® DosePro® and Nascobal® Nasal Spray.

(2)	Individual products presented above represent the top two performing products in each segment plus any product having revenues in excess of $25.0 million during the three months ended June 30, 2016.

The following table presents unaudited consolidated Statement of Operations data for the three and six months ended June 30, 2016 and 2015 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
TOTAL REVENUES	$920,887	$735,166	$1,884,426	$1,449,294
COSTS AND EXPENSES:
Cost of revenues	632,218	438,858	1,320,923	823,124
Selling, general and administrative	193,070	154,491	371,425	366,069
Research and development	50,589	18,984	92,281	36,881
Litigation-related and other contingencies, net	5,259	6,875	10,459	19,875
Asset impairment charges	39,951	70,243	169,576	77,243
Acquisition-related and integration items	48,171	44,225	60,725	78,865
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(48,371)	$1,490	$(140,963)	$47,237
INTEREST EXPENSE, NET	111,919	80,611	228,712	153,750
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	980
OTHER EXPENSE, NET	5,175	24,493	3,268	12,498
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(165,465)	$(103,614)	$(372,943)	$(119,991)
INCOME TAX BENEFIT	(555,277)	(12,720)	(673,992)	(179,589)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$389,812	$(90,894)	$301,049	$59,598
DISCONTINUED OPERATIONS, NET OF TAX	(46,216)	(159,632)	(91,324)	(385,842)
CONSOLIDATED NET INCOME (LOSS)	$343,596	$(250,526)	$209,725	$(326,244)
Less: Net income (loss) attributable to noncontrolling interests	18	(107)	16	(107)
NET INCOME (LOSS) ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$343,578	$(250,419)	$209,709	$(326,137)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—BASIC:
Continuing operations	$1.75	$(0.49)	$1.35	$0.34
Discontinued operations	(0.21)	(0.86)	(0.41)	(2.18)
Basic	$1.54	$(1.35)	$0.94	$(1.84)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS—DILUTED:
Continuing operations	$1.75	$(0.49)	$1.35	$0.33
Discontinued operations	(0.21)	(0.86)	(0.41)	(2.11)
Diluted	$1.54	$(1.35)	$0.94	$(1.78)
WEIGHTED AVERAGE SHARES:
Basic	222,667	185,328	222,485	177,490
Diluted	222,863	185,328	223,021	182,822

The following table presents unaudited condensed consolidated Balance Sheet data at June 30, 2016 and December 31, 2015 (in thousands):

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$667,822	$272,348
Restricted cash and cash equivalents	388,560	585,379
Accounts receivable	875,058	1,014,808
Inventories, net	626,320	752,493
Assets held for sale	—	36,522
Other assets	92,656	790,987
Total current assets	$2,650,416	$3,452,537
TOTAL NON-CURRENT ASSETS	15,285,119	15,897,799
TOTAL ASSETS	$17,935,535	$19,350,336
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,814,237	$3,116,841
Liabilities held for sale	—	20,215
Other current liabilities	124,603	337,256
Total current liabilities	$2,938,840	$3,474,312
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,199,888	8,251,657
OTHER LIABILITIES	535,269	1,656,391
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$6,261,538	$5,968,030
Noncontrolling interests	—	(54)
Total shareholders’ equity	$6,261,538	$5,967,976
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,935,535	$19,350,336

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the six months ended June 30, 2016 and 2015 (in thousands):

	Six Months Ended June 30,
	2016	2015
OPERATING ACTIVITIES:
Consolidated net income (loss)	$209,725	$(326,244)
Adjustments to reconcile consolidated net income (loss) to Net cash provided by (used in) operating activities
Depreciation and amortization	476,911	249,181
Asset impairment charges	190,904	318,865
Deferred income taxes	(670,615)	(244,152)
Other	153,899	118,247
Changes in assets and liabilities which provided (used) cash	193,876	(193,383)
Net cash provided by (used in) operating activities	$554,700	$(77,486)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(51,182)	(38,621)
Acquisitions, net of cash acquired	—	(915,945)
Proceeds from sale of business, net	4,108	4,712
Increase in restricted cash and cash equivalents, net	(327,359)	(381,223)
Decrease in restricted cash and cash equivalents	524,438	424,695
Other	(13,000)	41
Net cash provided by (used in) investing activities	$137,005	$(906,341)
FINANCING ACTIVITIES:
(Payments on) proceeds from borrowings, net	(276,740)	922,821
Issuance of ordinary shares	2,729	2,302,281
Other	(23,679)	(108,694)
Net cash (used in) provided by financing activities	$(297,690)	$3,116,408
Effect of foreign exchange rate	$1,459	$(11,599)
NET INCREASE IN CASH AND CASH EQUIVALENTS	$395,474	$2,120,982
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	272,348	408,753
CASH AND CASH EQUIVALENTS, END OF PERIOD	$667,822	$2,529,735

The following schedule presents the significant pre-tax cash outlays and cash receipts impacting our Net cash provided by (used in) operating activities for the six months ended June 30, 2016 and 2015 (in thousands):

	Six Months Ended June 30,
	2016	2015
Payments for mesh-related product liability and other litigation matters (1)	$557,523	$395,916
Unused commitment fees	—	14,071
Separation and restructuring payments	55,793	31,550
Transaction costs and certain integration charges paid in connection with acquisitions	49,033	78,089
U.S. Federal tax refunds received	(707,303)	(70,300)
Total	$(44,954)	$449,326

(1)
Cash payments into QSFs result in a cash outflow for investing activities (CFI). Cash releases from QSFs result in a cash inflow for investing activities and a corresponding outflow for cash provided by (used in) operating activities (CFO). The following table reflects the mesh-related payment activities for the six months ended June 30, 2016 and 2015 by cash flow component:

	Six Months Ended June 30,
	2016		2015
	Impact on CFO (1)	Impact on CFI	Impact on CFO (1)	Impact on CFI
Cash contributions to Qualified Settlement Funds	$—	$(326,795)	$—	$(377,074)
Cash payments to claimants from Qualified Settlement Funds	(524,438)	524,438	(385,087)	385,087
Cash payments made directly to claimants	(5,438)	—	(10,829)	—
Total	$(529,876)	$197,643	$(395,916)	$8,013

(1)	These amounts are included in Changes in assets and liabilities which provided (used) cash in the table above.

Supplemental Financial Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The table below provides reconciliations of our consolidated income (loss) from continuing operations (GAAP) to our adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2016 and 2015:
ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income (loss) from continuing operations (GAAP)	$389,812	$(90,894)	$301,049	$59,598
Non-GAAP adjustments:
Amortization of intangible assets	212,844	116,987	424,513	212,256
Inventory step-up and other cost savings	29,103	48,948	97,579	88,864
Upfront and milestone related payments	2,688	2,135	4,105	4,802
Inventory reserve increase from restructuring	6,706	—	33,633	—
Royalty obligations	—	—	(7,750)	—
Separation benefits and other restructuring	15,468	5,780	18,647	47,587
Acceleration of Auxilium employee equity awards	—	—	—	37,603
Charges for litigation and other legal matters	5,259	6,875	10,459	19,875
Asset impairment charges	39,951	70,243	169,576	77,243
Acquisition-related and integration costs	24,287	46,745	47,515	82,193
Fair value of contingent consideration	23,884	(2,520)	13,210	(3,328)
Non-cash and penalty interest charges	—	2,999	4,092	4,378
Other	1,541	24,729	2,860	15,575
Tax adjustments	(559,202)	(27,692)	(686,416)	(234,951)
Adjusted income from continuing operations (non-GAAP)	192,341	204,335	433,072	411,695
__________
Refer to the following tables for additional information regarding non-GAAP financial measures.

ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In thousands, except per share data)

Three Months Ended June 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating loss from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income attributable to Endo International plc (14)	Diluted earnings per share (15)
Reported (GAAP)	$920,887	$632,218	$288,669	31%	$337,040	37%	$(48,371)	(5)%	$117,094	$(165,465)	$(555,277)	336%	$389,812	$(46,216)	$343,578	$1.75
Items impacting comparability:
Amortization of intangible assets (1)	—	(212,844)	212,844		—		212,844		—	212,844	—		212,844	—	212,844	0.95
Inventory step-up and other costs savings (2)	—	(29,103)	29,103		—		29,103		—	29,103	—		29,103	—	29,103	0.13
Upfront and milestone-related payments (3)	—	(642)	642		(2,046)		2,688		—	2,688	—		2,688	—	2,688	0.01
Inventory reserve increase from restructuring (4)	—	(6,706)	6,706		—		6,706		—	6,706	—		6,706	—	6,706	0.03
Separation benefits and other restructuring (5)	—	(6,405)	6,405		(9,063)		15,468		—	15,468	—		15,468	—	15,468	0.07
Charges for litigation and other legal matters (6)	—	—	—		(5,259)		5,259		—	5,259	—		5,259	—	5,259	0.02
Asset impairment charges (7)	—	—	—		(39,951)		39,951		—	39,951	—		39,951	—	39,951	0.18
Acquisition-related and integration costs (8)	—	—	—		(24,287)		24,287		—	24,287	—		24,287	—	24,287	0.11
Fair value of contingent consideration (9)	—	—	—		(23,884)		23,884		—	23,884	—		23,884	—	23,884	0.11
Non-cash and penalty interest charges (10)	—	—	—		—		—		—	—	—		—	—	—	—
Other (11)	—	—	—		—		—		(1,541)	1,541	—		1,541	—	1,541	0.01
Tax adjustments (12)	—	—	—		—		—		—	—	559,202		(559,202)	—	(559,202)	(2.51)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	46,216	46,216	—
After considering items (non-GAAP)	$920,887	$376,518	$544,369	59%	$232,550	25%	$311,819	34%	$115,553	$196,266	$3,925	2%	$192,341	$—	$192,323	$0.86

Three Months Ended June 30, 2015
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Loss from continuing operations	Discontinued operations, net of tax	Net loss attributable to Endo International plc (14)	Diluted earnings per share (15)
Reported (GAAP)	$735,166	$438,858	$296,308	40%	$294,818	40%	$1,490	—%	$105,104	$(103,614)	$(12,720)	12%	$(90,894)	$(159,632)	$(250,419)	$(0.49)
Items impacting comparability:
Amortization of intangible assets (1)	—	(116,987)	116,987		—		116,987		—	116,987	—		116,987	—	116,987	0.61
Inventory step-up and other costs savings (2)	—	(48,948)	48,948		—		48,948		—	48,948	—		48,948	—	48,948	0.26
Upfront and milestone-related payments (3)	—	(623)	623		(1,512)		2,135		—	2,135	—		2,135	—	2,135	0.01
Inventory reserve increase from restructuring (4)	—	—	—		—		—		—	—	—		—	—	—	—
Separation benefits and other restructuring (5)	—	—	—		(5,780)		5,780		—	5,780	—		5,780	—	5,780	0.03
Charges for litigation and other legal matters (6)	—	—	—		(6,875)		6,875		—	6,875	—		6,875	—	6,875	0.04
Asset impairment charges (7)	—	—	—		(70,243)		70,243		—	70,243	—		70,243	—	70,243	0.38
Acquisition-related and integration costs (8)	—	—	—		(46,745)		46,745		—	46,745	—		46,745	—	46,745	0.25
Fair value of contingent consideration (9)	—	—	—		2,520		(2,520)		—	(2,520)	—		(2,520)	—	(2,520)	(0.01)
Non-cash and penalty interest charges (10)	—	—	—		—		—		(2,999)	2,999	—		2,999	—	2,999	0.02
Other (11)	—	—	—		(800)		800		(23,929)	24,729	—		24,729	—	24,729	0.13
Tax adjustments (12)	—	—	—		—		—		—	—	27,692		(27,692)	—	(27,692)	(0.15)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	181,771	181,771	—
After considering items (non-GAAP)	$735,166	$272,300	$462,866	63%	$165,383	22%	$297,483	40%	$78,176	$219,307	$14,972	7%	$204,335	$22,139	$226,581	$1.08

Notes to the reconciliation of certain line items included in the GAAP Statements of Operations to the Non-GAAP line items are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following:

	Three Months Ended June 30,
	2016	2015
Amortization of intangible assets excluding fair value step-up from contingent consideration	$204,593	$109,393
Amortization of intangible assets related to fair value step-up from contingent consideration	8,251	7,594
Total	$212,844	$116,987

(2)	Adjustments for inventory step-up and other cost savings included the following:

	Three Months Ended June 30,
	2016	2015
Fair value step-up of inventory sold	$26,600	$46,699
Excess manufacturing costs that will be eliminated pursuant to integration plans	2,503	2,249
Total	$29,103	$48,948

(3)	Adjustments for upfront and milestone-related payments to partners included the following:

	Three Months Ended June 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$642	$—	$623	$—
Development-based milestones	—	2,046	—	1,512
Total	642	2,046	623	1,512

(4)	To exclude charges due to increased inventory reserves related to the 2016 U.S. Generic Pharmaceuticals restructuring initiative.

(5)	Adjustments for separation benefits and other restructuring included the following:

	Three Months Ended June 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$6,405	$2,014	$—	$4,818
Accelerated depreciation	—	3,402	—	(192)
Other	—	3,647	—	1,154
Total	$6,405	$9,063	$—	$5,780

(6)	To exclude litigation settlement charges.

(7)
To exclude asset impairment charges. During the three months ended June 30, 2016 and 2015, we recorded pre-tax, non-cash impairment charges of $40.0 million and $70.2 million, respectively, resulting from certain market conditions impacting the commercial potential of certain intangible assets in our U.S. Generic Pharmaceuticals segment.

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions, including Par Pharmaceuticals and Auxilium Pharmaceuticals, and included the following:

	Three Months Ended June 30,
	2016	2015
Integration costs (primarily third-party consulting fees)	$18,731	$7,856
Transaction costs	—	28,159
Transition services	3,621	5,475
Other	1,935	5,255
Total	$24,287	$46,745

(9)	To exclude the impact of the change in fair value of contingent consideration resulting from certain market conditions impacting the commercial potential of the underlying products.

(10)	To exclude penalty interest charges of $2,746 and additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes of $253 for the three months ended June 30, 2015.

(11)	Adjustments to other included the following:

	Three Months Ended June 30,
	2016		2015
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Costs associated with unused financing commitments	$—	$—	$800	$2,261
Other than temporary equity investment	—	—	—	18,869
Foreign currency impact related to the re-measurement of intercompany debt instruments	—	417	—	2,792
Other miscellaneous	—	1,124	—	7
Total	$—	$1,541	$800	$23,929

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdiction in which the Company operates and includes current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

As part of the continued integration of our Qualitest and Par businesses, Endo initiated a legal entity reorganization that moved the Generics business to a new U.S. holding company structure that is separate from the legacy Branded business structure. The reorganization also provides operating flexibility and benefits and reduces the potential impact related to any future limits that could apply to the use of tax attributes by utilizing most of the Company’s attributes to offset the gain in the intercompany sale that stepped-up the tax basis of the U.S. Generics business assets. The utilization of acquired attributes in the reorganization would have had an unfavorable impact of $157 million on our full-year 2016 adjusted tax expense under Endo’s non-GAAP policy prior to the adoption of the SEC’s updated guidance on Non-GAAP measures (see below). The elimination of this acquired attribute benefit was largely offset by an improved mix of jurisdictional adjusted pre-tax income resulting primarily from the reorganization. The reorganization also gave rise to a discrete GAAP tax benefit of $448 million, net of a valuation allowance, in the second quarter 2016 arising from outside basis differences. This benefit has been excluded from our adjusted effective tax rate in accordance with our policy.

Separately, as a result of the SEC’s recently updated guidance on Non-GAAP measures issued in May 2016, Endo is no longer excluding the non-cash deferred tax expense associated with acquired attributes in our adjusted income tax expense. This change has no impact on Endo’s historic or forward looking GAAP tax or cash tax profile. Additionally, as we have utilized almost all of our acquired attributes through the recent legal entity reorganization, our change in policy is not expected to have a material impact on our 2016 and forward looking adjusted tax rate. The following table presents the impact of our change in policy on Adjusted Diluted EPS from Continuing Operations for each relevant period of 2015 and 2016:

	Three Months Ended March 31, 2015	Three Months Ended June 30, 2015	Three Months Ended September 30, 2015	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015	Three Months Ended March 31, 2016
Adjusted Diluted EPS from Continuing Operations - As Previously Reported	$1.17	$1.08	$1.02	$1.36	$4.66	$1.08
Amount attributable to the change in approach to Non-GAAP income taxes	(0.11)	(0.09)	(0.16)	(0.18)	(0.56)	(0.16)
Adjusted Diluted EPS from Continuing Operations - As Revised	$1.06	$0.99	$0.86	$1.18	$4.10	$0.92

(13)	To exclude the results of the Astora business reported as discontinued operations, net of tax.

(14)	This amount includes non-controlling interest of $18 and $(107) for the three months ended June 30, 2016 and 2015, respectively.

(15)
Calculated as income (loss) from continuing operations divided by the applicable weighted average share number. The applicable weighted average share number for the three months ended June 30, 2016 is 222,863 for both the GAAP and non-GAAP EPS calculations. The applicable weighted average share number for the three months ended June 30, 2015 is 185,328 for the GAAP EPS calculation and 188,819 for the non-GAAP EPS calculations.

ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In thousands, except per share data)

Six Months Ended June 30, 2016
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating loss from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income attributable to Endo International plc (16)	Diluted earnings per share (17)
Reported (GAAP)	$1,884,426	$1,320,923	$563,503	30%	$704,466	37%	$(140,963)	(7)%	$231,980	$(372,943)	$(673,992)	181%	$301,049	$(91,324)	$209,709	$1.35
Items impacting comparability:
Amortization of intangible assets (1)	—	(424,513)	424,513		—		424,513		—	424,513	—		424,513	—	424,513	1.90
Inventory step-up and other costs savings (2)	—	(96,229)	96,229		(1,350)		97,579		—	97,579	—		97,579	—	97,579	0.44
Upfront and milestone-related payments (3)	—	(1,309)	1,309		(2,796)		4,105		—	4,105	—		4,105	—	4,105	0.02
Inventory reserve increase from restructuring (4)	—	(33,633)	33,633		—		33,633		—	33,633	—		33,633	—	33,633	0.15
Royalty obligations (5)	—	7,750	(7,750)		—		(7,750)		—	(7,750)	—		(7,750)	—	(7,750)	(0.03)
Separation benefits and other restructuring (6)	—	(6,405)	6,405		(12,242)		18,647		—	18,647	—		18,647	—	18,647	0.08
Acceleration of Auxilium employee equity awards (7)	—	—	—		—		—		—	—	—		—	—	—	—
Charges for litigation and other legal matters (8)	—	—	—		(10,459)		10,459		—	10,459	—		10,459	—	10,459	0.05
Asset impairment charges (9)	—	—	—		(169,576)		169,576		—	169,576	—		169,576	—	169,576	0.76
Acquisition-related and integration costs (10)	—	—	—		(47,515)		47,515		—	47,515	—		47,515	—	47,515	0.21
Fair value of contingent consideration (11)	—	—	—		(13,210)		13,210		—	13,210	—		13,210	—	13,210	0.06
Non-cash and penalty interest charges (12)	—	—	—		—		—		(4,092)	4,092	—		4,092	—	4,092	0.02
Other (13)	—	—	—		—		—		(2,860)	2,860	—		2,860	—	2,860	0.01
Tax adjustments (14)	—	—	—		—		—		—	—	686,416		(686,416)	—	(686,416)	(3.08)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	91,324	91,324	—
After considering items (non-GAAP)	$1,884,426	$766,584	$1,117,842	59%	$447,318	24%	$670,524	36%	$225,028	$445,496	$12,424	3%	$433,072	$—	$433,056	$1.94

Six Months Ended June 30, 2015
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Loss from continuing operations before income tax	Income tax benefit	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net loss attributable to Endo International plc (16)	Diluted earnings per share (17)
Reported (GAAP)	$1,449,294	$823,124	$626,170	43%	$578,933	40%	$47,237	3%	$167,228	$(119,991)	$(179,589)	150%	$59,598	$(385,842)	$(326,137)	$0.33
Items impacting comparability:
Amortization of intangible assets (1)	—	(212,256)	212,256		—		212,256		—	212,256	—		212,256	—	212,256	1.15
Inventory step-up and other costs savings (2)	—	(88,864)	88,864		—		88,864		—	88,864	—		88,864	—	88,864	0.49
Upfront and milestone-related payments (3)	—	(1,227)	1,227		(3,575)		4,802		—	4,802	—		4,802	—	4,802	0.03
Inventory reserve increase from restructuring (4)	—	—	—		—		—		—	—	—		—	—	—	—
Royalty obligations (5)	—	—	—		—		—		—	—	—		—	—	—	—
Separation benefits and other restructuring (6)	—	—	—		(47,587)		47,587		—	47,587	—		47,587	—	47,587	0.26
Acceleration of Auxilium employee equity awards (7)	—	—	—		(37,603)		37,603		—	37,603	—		37,603	—	37,603	0.21
Charges for litigation and other legal matters (8)	—	—	—		(19,875)		19,875		—	19,875	—		19,875	—	19,875	0.11
Asset impairment charges (9)	—	—	—		(77,243)		77,243		—	77,243	—		77,243	—	77,243	0.42
Acquisition-related and integration costs (10)	—	—	—		(82,193)		82,193		—	82,193	—		82,193	—	82,193	0.45
Fair value of contingent consideration (11)	—	—	—		3,328		(3,328)		—	(3,328)	—		(3,328)	—	(3,328)	(0.02)
Non-cash and penalty interest charges (12)	—	—	—		—		—		(4,378)	4,378	—		4,378	—	4,378	0.02
Other (13)	—	—	—		(800)		800		(14,775)	15,575	—		15,575	—	15,575	0.09
Tax adjustments (14)	—	—	—		—		—		—	—	234,951		(234,951)	—	(234,951)	(1.29)
Exclude discontinued operations, net of tax (15)	—	—	—		—		—		—	—	—		—	428,636	428,636	—
After considering items (non-GAAP)	$1,449,294	$520,777	$928,517	64%	$313,385	22%	$615,132	42%	$148,075	$467,057	$55,362	12%	$411,695	$42,794	$454,596	$2.25

Notes to the reconciliation of certain line items included in the GAAP Statements of Operations to the Non-GAAP line items are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following:

	Six Months Ended June 30,
	2016	2015
Amortization of intangible assets excluding fair value step-up from contingent consideration	$407,973	$200,509
Amortization of intangible assets related to fair value step-up from contingent consideration	16,540	11,747
Total	$424,513	$212,256

(2)	Adjustments for inventory step-up and other cost savings included the following:

	Six Months Ended June 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Fair value step-up of inventory sold	$87,970	$957	$84,253	$—
Excess manufacturing costs that will be eliminated pursuant to integration plans	8,259	393	4,611	—
Total	$96,229	$1,350	$88,864	$—

(3)	Adjustments for upfront and milestone-related payments to partners included the following:

	Six Months Ended June 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based milestones	$1,309	$—	$1,227	$—
Development-based milestones	—	2,796	—	3,575
Total	1,309	2,796	1,227	3,575

(4)	To exclude charges due to increased inventory reserves related to the 2016 U.S. Generic Pharmaceuticals restructuring initiative.

(5)	To adjust for the reversal of the remaining Voltaren® Gel minimum royalty obligations as a result of a generic entrant.
(6)     Adjustments for separation benefits and other restructuring included the following:

	Six Months Ended June 30,
	2016		2015
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$6,405	$423	$—	$37,179
Accelerated depreciation and product discontinuation charges	—	7,771	—	8,145
Other	—	4,048	—	2,263
Total	$6,405	$12,242	$—	$47,587

(7)	To exclude the acceleration of Auxilium employee equity awards at closing of acquisition.

(8)	To exclude litigation settlement charges.

(9)
To exclude asset impairment charges. During the six months ended June 30, 2016 and 2015, we recorded pre-tax, non-cash impairment charges of $169.6 million and $77.2 million, respectively. The charges for the six months ended June 30, 2016, were primarily driven by our 2016 U.S. Generic Pharmaceuticals restructuring initiative, which resulted in the discontinuation of certain commercial products and the abandonment of certain IPR&D projects. The charges for the six months ended June 30, 2015 resulted from certain market conditions impacting the commercial potential of certain intangible assets in our U.S. Generic Pharmaceuticals segment.

(10)	Adjustments for acquisition and integration items primarily relate to various acquisitions, including Par Pharmaceuticals and Auxilium Pharmaceuticals, and included the following:

	Six Months Ended June 30,
	2016	2015
Integration costs (primarily third-party consulting fees)	$31,186	$16,659
Transaction costs	—	49,706
Transition services	8,470	9,520
Other	7,859	6,308
Total	$47,515	$82,193

(11)	To exclude the impact of the change in fair value of contingent consideration resulting from certain market conditions impacting the commercial potential of the underlying products.

(12)	Adjustments to interest charges included the following:

	Six Months Ended June 30,
	2016	2015
Penalty interest charges	$4,092	$2,746
Non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes	—	1,632
Total	$4,092	$4,378

(13)	Adjustments to other included the following:

	Six Months Ended June 30,
	2016		2015
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Costs associated with unused financing commitments	$—	$—	$800	$14,071
Other than temporary equity investment	—	—		18,869
Foreign currency impact related to the re-measurement of intercompany debt instruments	—	1,672	—	(18,298)
Loss on extinguishment of debt	—	—		980
Other miscellaneous expense (income)	—	1,188	—	(847)
Total	$—	$2,860	$800	$14,775

(14)
Refer to Footnote 12 included within the tables for the three months ended June 30, 2016 and 2015 for a discussion of our Non-GAAP tax adjustments and changes to our policy for calculating adjusted income taxes. The following table presents the impact of this change on Adjusted Diluted EPS from Continuing Operations for the six months ended June 30, 2015:

Six Months Ended June 30, 2015
Adjusted Diluted EPS from Continuing Operations - As Previously Reported	$2.25
Amount attributable to the change in approach to Non-GAAP income taxes	(0.20)
Adjusted Diluted EPS from Continuing Operations - As Revised	$2.05

(15)	To exclude the results of the Astora business reported as discontinued operations, net of tax.

(16)	This amount includes noncontrolling interests of $16 and $(107) for the six months ended June 30, 2016 and 2015, respectively.

(17)
Calculated as income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share number for the six months ended June 30, 2016 and 2015 is 223,021 and 182,822, respectively, for both the GAAP and non-GAAP EPS calculations.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2016

	Year Ending
	December 31, 2016
Projected GAAP diluted earnings per share	$1.86	to	$2.16
Amortization of commercial intangible assets		3.61
Inventory step-up		0.56
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans		0.74
Asset impairment charges		0.76
Charges for litigation and other legal matters		0.05
Tax effect of pre-tax adjustments at applicable tax rates		(3.08)
Diluted earnings per share guidance	$4.50	to	$4.80
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of August 8, 2016.

ENDO INTERNATIONAL PLC
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Twelve Months Ended June 30, 2016
(UNAUDITED)
(In thousands)

	Twelve Months Ended June 30, 2016	Par Period from July 1, 2015 to September 24, 2015	Pro Forma Twelve Months Ended June 30, 2016
Net (loss) income	$(959,196)	$42,488	$(916,708)
Income tax	(1,631,868)	(18,842)	(1,650,710)
Interest expense, net	448,176	30,186	478,362
Depreciation and amortization	847,131	40,812	887,943
EBITDA	$(1,295,757)	$94,644	$(1,201,113)

Inventory step-up	$258,179	$—	$258,179
Other expense, net	54,461	—	54,461
Loss on extinguishment of debt	66,504	—	66,504
Stock-based compensation	54,372	15,811	70,183
Asset impairment charges	1,233,042	—	1,233,042
Acquisition-related and integration items	87,110	(485)	86,625
Certain litigation-related charges, net	27,666	640	28,306
Upfront and milestone payments to partners	15,458	—	15,458
Separation benefits and other cost reduction initiatives	138,450	(181)	138,269
Other income	(7,750)	(858)	(8,608)
Discontinued operations, net of tax	900,408	—	900,408
Net income attributable to noncontrolling interests	(160)	—	(160)
Management fee	—	255	255
Special dividend equivalent bonus	—	13,000	13,000
Projected synergies (1)	—	18,000	18,000
Adjusted EBITDA	$1,531,983	$140,826	$1,672,809

Calculation of Net Debt:
Debt			8,317,342
Cash (excluding Restricted Cash)			667,822
Net Debt			$7,649,520

Calculation of Net Debt Leverage:
Net Debt Leverage			4.6
__________

(1)	Projected synergies to be recognized during the remainder of the year ended December 31, 2016.

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. De Silva and other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, expected growth and regulatory approvals, as well as Endo’s earnings per share amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s 2015 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Investors/Media: Keri P. Mattox, (484) 216-7912; Media: Heather Zoumas-Lubeski, (484) 216-6829
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